EXHIBIT 5

          INTERNAL REVENUE SERVICE
          DISTRICT DIRECTOR
          G.P.O. Box 1680
          Brooklyn, N.Y. 11202
          Date:  May 9, 1995

                                   Employer Identification Number:
                                        14-1041670
                                   File Folder Number:
                                        063001805
                                   Person to Contact:
                                        Daniel Danzig
                                   Contact Telephone Number:
                                        (203) 253-2023
                                   Plan Name:
                                   THRIFT AND PROFIT SHARING PLAN
                                   FOR EMPLOYEES OF NORTHEAST
                                   SAVINGS F.A.
                                   Plan Number:  011

          Northeast Savings, F.A.
          50 State House Square
          Hartford, CT  06103

          Dear Applicant:

                    We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

                    Continued qualification of the plan under its present form will depend on its effect in operation.
          (See section 1.401-1(b)(3) of the Income Tax
          Regulations.) We will review the status of the plan in operation periodically.

                    The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

                    This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

                    This determination letter is applicable for the amendment(s) adopted on December 30, 1994.

                    This plan has been mandatorily desegregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

                    This plan satisfies the nondiscrimination in amount requirements of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

                    This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform
          Act of 1986 except as otherwise specified in this letter.

                    This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)- 4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

                    This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements
          Act Pub. L. 103-465.

                    The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

                    If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,

                                         /s/ Herbert J. Huff
                                        Herbert J. Huff
                                        District Director

          Enclosures
          Publication 794
          Reporting & Disclosure Guide
            for Employee Benefits Plans
          Addendum

          The cash or deferred arrangement meets the requirements of section 401(k).